Exhibit 99.1

MULTIMEDIA GAMES, INC . For more information contact: Ginny Shanks Chief Marketing Officer Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES’ FISCAL 2009 IMPROVEMENTS REFLECT PROGRESS WITH STRATEGIES
TO BUILD SHAREHOLDER VALUE

- Financial Discipline Leads to Continued Positive Cash Flow and Reduced Debt -

- Outstanding Borrowings Reduced by $7.7 Million in Fourth Quarter and by
$21.7 Million from Fiscal 2009 Peak to $75.7 Million at Fiscal Year-End -

- Continues to Advance Development of New Class II and Class III Games; Class III Licensing
Initiatives Position Multimedia Games for Fiscal 2010 Sales -

AUSTIN, Texas, December 8, 2009 – Multimedia Games, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) today reported operating results for its fiscal 2009 fourth quarter and full year ended September 30, 2009 as summarized in the table below.

Summary of 2009 Q4 and Fiscal Year Results
(In millions, except per-share and player terminal data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2009	2008	2009	2008
Revenue	$32.6	$38.4	$127.2	$131.1
EBITDA(1)	$1.9	$13.8	$38.4	$61.2
Adjusted EBITDA (2)	$13.1	$22.3	$70.2	$73.0
Net (loss) income (3)	$(34.3)	$(1.4)	$(44.8)	$0.4
Diluted (loss) earnings per share (3)	$(1.28)	$(0.06)	$(1.67)	$0.01
Average installed player terminals:
Class III games(4)	6,470	5,330	6,414	4,891
Mexico	5,562	4,782	5,400	3,985
Class II games	2,048	2,446	2,318	3,066
Other gaming units(5)	2,453	2,578	2,555	2,683

(1)
EBITDA is defined as earnings (loss) before net interest expense, income taxes, depreciation, amortization, and accretion of contract rights.  A reconciliation of EBITDA to net (loss) income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)
Adjusted EBITDA represents the calculation of EBITDA for the purpose of evaluating compliance with the Company’s credit facility covenants.  Adjusted EBITDA is defined as EBITDA plus interest income, income tax benefits if any, legal costs and settlement fees incurred in the trailing twelve month period related to the settled Diamond Game litigation, non-cash stock option expense, certain severance charges and certain non-cash asset impairment charges as provided in the Company’s credit agreement.

(3)
Net loss and diluted loss per share for the three and twelve month periods ended September 30, 2009 include certain after-tax charges of $33.1 million ($1.22 per diluted share) and $41.4 million ($1.55 per diluted share).  Net (loss)/income and diluted loss/earnings per share for the three and twelve month periods ended September 30, 2008 include certain after-tax charges of $4.4 million ($0.16 per diluted share) and $4.0 million ($0.15 per diluted share).  The tables on page 2 summarize the certain charges for the three and twelve-month periods ended September 30, 2009 and 2008.

(4)	“Class III games” includes those placed in Oklahoma and Rhode Island.
(5)	“Other gaming units” include those placed in charity halls and Malta.

Multimedia Games’ reported net loss of $34.3 million and $44.8 million, or $1.28 per diluted share, and $1.67 per diluted share, for the fiscal 2009 fourth quarter and full year, respectively, reflects several charges as outlined in the tables below.  These charges relate to asset write-offs, litigation settlements and severance expenses (all of which had the effect of increasing SG&A expenses), account receivable reserves and a valuation allowance against the Company’s deferred tax assets.

Summary of certain charges for the three-month periods ended 9/30/2009 and 9/30/2008
(in millions, except per share data)	Three Months Ended September 30,
	2009			2008
	Pre-tax impact	After-tax impact*	Diluted EPS impact	Pre-tax impact	After-tax impact	Diluted EPS impact
Asset write-offs which had the effect of increasing SG&A expenses (property and equipment reserves (gaming cabinets and other), license reserves (third party game licenses and pre-paid royalties), patents, trademarks, internally developed gaming software, contract rights under development agreements, installation costs and scrapped equipment)	$9.6	$6.0	$0.22	$5.9	$4.1	$0.15
Account receivable reserves	$1.8	$1.1	$0.04	$0.1	$0.1	$0.00
Litigation, net of insurance proceeds which had the effect of increasing SG&A expenses	$1.4	$0.9	$0.03	-	-	-
Severance which had the effect of increasing SG&A expenses	$0.1	$0.1	$0.01	$0.2	$0.2	$0.01
Valuation allowance against deferred tax assets	-	$25.0	$0.92	-	-	-
TOTAL CHARGES	$12.9	$33.1	$1.22	$6.2	$4.4	$0.16

Summary of certain charges for the twelve-month periods ended 9/30/2009 and 9/30/2008
(in millions, except per share data)	Twelve Months Ended September 30,
	2009			2008
	Pre-tax impact	After-tax impact*	Diluted EPS impact	Pre-tax impact	After-tax impact	Diluted EPS impact
Asset write-offs which had the effect of increasing SG&A expenses (property and equipment reserves (gaming cabinets and other), license reserves (third party game licenses and pre-paid royalties), patents, trademarks, internally developed gaming software, contract rights under development agreements, installation costs and scrapped equipment)	$10.7	$6.9	$0.26	$5.9	$3.3	$0.12
Account receivable reserves	$2.7	$1.7	$0.06	$0.4	$0.2	$0.01
Litigation, net of insurance proceeds which had the effect of increasing SG&A expenses	$10.8	$7.0	$0.26	-	-	-
Severance which had the effect of increasing SG&A expenses	$1.2	$0.8	$0.03	$0.9	$0.5	$0.02
Valuation allowance against deferred tax assets	-	$25.0	$0.94	-	-	-
TOTAL CHARGES	$25.4	$41.4	$1.55	$7.2	$4.0	$0.15

*After tax impact in 2009 is calculated based on the income tax benefit rate before the impact of the valuation allowance, 37.3% for the three months ended September 30, 2009 and 35.5% for the twelve months ended September 30, 2009.

Multimedia Games reported fiscal 2009 fourth quarter revenue of $32.6 million, compared with revenue of $38.4 million in the fiscal 2008 fourth quarter.  The $5.8 million year-over-year revenue decline is primarily attributable to $3.1 million of lower Class II revenues and a decrease of $1.0 million in revenue from charity unit placements compared to the prior period as well as the loss of $2.9 million in recurring revenue generated by approximately 1,050 Class III player terminals that were sold to customers late in the fiscal 2008 fourth quarter, in the fiscal 2009 second quarter and late in the fiscal 2009 fourth quarter (all of which contributed to recurring revenue in the fiscal 2008 fourth quarter).  The year-over-year decline in Class II revenues is primarily attributable to the previously disclosed temporary removal of certain Class II units at the WinStar World Casino for the majority of the fiscal 2009 fourth quarter to allow for the re-development of older areas of the facility.

A Redefined Organization Focused on Building Shareholder Value
Anthony Sanfilippo, Multimedia Games’ President and CEO, commented, “Throughout fiscal 2009, Multimedia Games executed on strategic initiatives that will enable us, over time, to unlock value in the company as we leverage Class II and Class III recurring revenue opportunities through the continued development of leading products for both markets and begin to ramp Class III product sales.  The Company’s progress, which includes significant improvements at every level of the organization and in the manner we address our current operations and new business opportunities, has established a solid platform from which to build shareholder value.

“In fiscal 2009 Multimedia Games redefined the organization through a re-alignment of our existing staff and the recruitment of talented individuals that bring meaningful accomplishments and relevant experience to the Company.  As a result, we have significantly strengthened our sales and marketing, finance, engineering and game development teams and from a personnel perspective are well positioned to execute on our strategic initiatives to enhance returns from current operations and build a profitable Class III sales revenue stream.  With the personnel changes effected over the last several quarters, the entire Multimedia Games organization has a heightened focus and ability to anticipate and address our customers’ needs and we are achieving strong improvements in satisfaction through higher service levels at customers’ facilities and in our advanced Network Operations Center.  In addition, through more effective deployment of capital we are delivering improved gaming offerings to our customers and we are demonstrating early success in driving improvements in our win per unit performance at our largest customer’s properties relative to other providers’ units at these facilities.  We also made meaningful progress in fiscal 2009 in the rationalization of our selling, general and administrative (“SG&A”) expenses which have been significantly reduced.”

SG&A for fiscal 2009 was approximately $83.9 million, inclusive of all litigation, reserves and write-off’s of $25.4 million.  Excluding these charges, SG&A for fiscal 2009 totaled approximately $58.5 million or approximately 46% of total revenues.

Significant Cash Management Improvement Driving Higher Levels of Cash Generation
Multimedia Games’ management tracks cash generation (which is cash flow from operating activities plus cash flows from investing activities) as well as free cash flow (which is cash flow from operating activities less the acquisition of property and equipment) as relevant measures of the Company’s performance.  Cash generation helps assess the performance of operations, manufacturing investments and includes the amounts received and paid for the Company’s development agreements.  Cash generation is a more comprehensive internal metric and more representative of the Company’s ability to pay down debt.  Free cash flow helps measure the efficiency of the Company’s capital expenditures.

In fiscal 2009, Multimedia Games’ cash generation was $15.7 million, $9.7 million of which was generated in the fiscal 2009 fourth quarter.  This represents the highest level of annual cash generation in the Company’s history and reflects Multimedia Games’ ongoing progress with strategies to improve cash and working capital management.  As a result, the Company reduced outstanding borrowings from a high of $97.5 million as of March 31, 2009 to $75.7 million as of September 30, 2009.  Free cash flow for the year was $8.1 million.

Adam Chibib, Multimedia Games’ Chief Financial Officer, commented, “Improved cash management and higher levels of cash generation remain key objectives for the Company. Success against these strategic priorities has allowed us to increase our cash position to $12.5 million at fiscal year-end while reducing our outstanding borrowings to $75.7 million. As a result, our balance sheet as of September 30, 2009 is significantly stronger than it was one year ago.  Our fiscal discipline is also evident in reduced levels of capital expenditures, which were lower than forecasted for the full fiscal year despite approximately 62% of total fiscal 2009 capital expenditures, or approximately $25.1 million, being expended in the first fiscal quarter.  Our focused financial discipline contributed to the Company’s ability to amend our credit agreement to allow certain additional items to be added back to the calculation of Adjusted EBITDA for the purpose of evaluating compliance with the covenants in the Company’s credit agreement.”

Multimedia Games’ trailing twelve month Adjusted EBITDA through September 30, 2009 was $70.2 million (the calculation of trailing twelve month Adjusted EBITDA is presented on page 11 of this press release).  Capital expenditures for the fourth quarter of fiscal 2009 year were $3.5 million.

Progress in Development of New Products and Market Expansion Initiatives
Concurrent with the success the Company has achieved to date with initiatives aimed at optimizing the organization and improving its financial position, Multimedia Games continues to implement new product development strategies that are resulting in new, innovative Class II and Class III games.  These strategies include executing concept testing for new game features, themes and functionality, personalizing content to create an emotional connection to the games and managing new game development for maximum deployment opportunities which includes the retention of third party studios to augment and expedite the development of new Class II games.

The Company continues to progress on its plan to secure necessary licenses and regulatory approvals in order to expand its focus to new gaming jurisdictions.  Multimedia Games anticipates being placed on the Mississippi Gaming Commission’s December meeting agenda for the Company to be considered for a manufacturer and distributor license, which would be the first part of the process to allow the Company to offer games to commercial casino operators in the state.  To address the anticipated new market opportunities Multimedia Games has expanded its sales organization with experienced industry personnel who bring relationships with many commercial casino and tribal gaming operators.

Mr. Sanfilippo added, “As evidenced by the strong favorable response to our new product demonstrations at the recent 2009 Global Gaming Expo, Multimedia Games is achieving notable success with the development of new products that create demand across segments of the slot floor that are experiencing growth.  At this annual industry trade show we generated high levels of enthusiasm from current and potential new customers for our TournEvent™ slot tournament management system, our two games for the community gaming segment of the slot floor and for our newest Class II and Class III video and mechanical reel titles.

“Our product development success is also reflected in our rollout plan for Class III markets.  Initial field trials at California tribal casinos continue to progress and we expect to successfully convert all of these field trials to revenue generating events upon their conclusion.  Increasing levels of sales into the Washington State market are further evidence of the strength of our newest Class III titles.  Over the course of fiscal 2010 we expect to be licensed to do business with additional California tribal operators as well as in several commercial casino markets for the first time in the Company’s history.

“Our product development strategies continue to evolve and will be aided by the recent addition of Brad Johnson as Vice President, Product Management.  Brad brings extensive gaming industry and systems expertise to Multimedia Games and in his new role, he will be responsible for managing the Company’s strategic development initiatives for key new products for both the Class II and Class III markets during all phases of development including product launches.

“With a revenue structure that at present is largely reliant on our approximately 16,000 units installed on a recurring revenue basis, Multimedia Games is focused on expanding our business model to include revenue from the sale of Class III gaming units.  Our strengthened capabilities to create new products that provide high levels of entertainment for players and a value added proposition for our customers will be a primary driver of our expected entry into new markets and will also further our efforts to deliver proprietary games to markets where we currently operate.  By developing new, successful proprietary games, we expect to diversify our revenue sources and generate higher returns for Multimedia Games as reduced reliance on third-party products will allow the Company to further lower cap-ex spending.”

Mr. Sanfilippo concluded, “Multimedia Games continues to focus on a three-part strategy to grow shareholder value: 1) consistent optimization of the organization and operations; 2) disciplined cash management to grow free cash flow and strengthen our financial foundation; and, 3) execution on focused new product development and new market expansion initiatives to diversify and grow our revenue base, pending licensing and regulatory approvals.  While progress made against these strategies in fiscal 2009 was impressive, our goal as an organization for fiscal 2010 is to build upon this foundation to generate higher levels of free cash flow and further strengthen the balance sheet by leveraging recurring revenue opportunities, building Class III player terminal sales and pursuing new business where our management talent, growing financial strength, operational skills and focus on customer satisfaction and technology and IP value can play a role in establishing new revenue opportunities.”

Fiscal Quarter Installed Base Updates
The table below sets forth Multimedia Games’ end-of-period installed player terminal base by product line or market for the fiscal quarters ended September 30, 2009, June 30, 2009, and September 30, 2008.

Quarter Ended	Class III Units	Class II & Other (1)	Mexico Electronic Bingo Units	Charity Units	Total Units
9/30/2009	6,413	2,020	5,401	2,318	16,152
6/30/2009	6,708	2,486	5,727	2,280	17,201
9/30/2008	5,655	2,778	5,133	2,311	15,877

(1)
For the periods ended June 30, 2009 and September 30, 2008, “Class II & Other” includes 252 traditional electronic bingo games installed in certain international markets.  These units were taken out of operation during the quarter ended September 30, 2009.

Update on Alabama Charity Bingo Market
The Alabama Supreme Court, in a recent decision, established a definition of “bingo” that included a limited set of standards for charity bingo games in Alabama.  Multimedia Games has voluntarily modified its games in the market to comply with these standards in advance of the anticipated, near term mandatory implementation of these standards.  Notwithstanding Multimedia Games’ initiatives to have its games comply with the specified standards, there can be no assurance that the Company will not encounter further legal, regulatory, financial, or competitive issues related to this matter.  Multimedia Games believes that its modified games comply with the standards established by the recent Alabama Supreme Court decision and has submitted its games to independent gaming laboratories to have each game certified as compliant with the standards.

2009 Fourth Quarter Conference Call and Webcast
Multimedia Games is hosting a conference call and webcast today, December 8, beginning at 9:00 a.m. ET (8:00 a.m. CT).  Both the call and the webcast are open to the general public.  The conference call number is 719-325-2352 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://ir.multimediagames.com/events.cfm.  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at http://ir.multimediagames.com/events.cfm.

About Multimedia Games
Gaming technology developer and distributor, Multimedia Games, is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia Games has approximately 16,000 gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  Multimedia Games also supplies the central determinant system for approximately 12,500 video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  Multimedia Games is focused on the further development of new gaming systems and products for the markets it currently serves as well as for new domestic and international market opportunities.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “will”, “expect”, “encouraged”, “plan”, “goal”, “project”, “begin”, “new”, “anticipate”, “continue”, “intend”, “can”, “progress”, “pursue”, "believe", “improve”, “result”, “achieve”, “focus”, “initiate”, “further”, “enable”, “leverage”, “allow”, “enhance”, “build”, “position”, “execute”, “drive”, “implement”, “provide”, “able”, “strategy”, “generate”, “deliver”, “create”, “effort”, “evolve”, “create”, “develop”, “expand”, “grow”, “build”, “strengthen”, “establish” or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its products and markets are intended to identify such forward-looking statements.  These forward-looking statements include, but are not limited to, references to: future actions; new projects; new products and platforms; new developments; new strategies; new licensing approvals; new markets; new marketing, sales and/or promotional plans; new organizational structure, including new personnel; new initiatives; customer satisfaction; ongoing negotiations to extend the terms of agreements with customers; ability to offer products to customers on a “for sale” basis; cash management and financial discipline; and improved future performance, outcomes of contingencies and future financial results of either Multimedia Games or its customers.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games’ performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to: (i) the adoption of a “for sale” model may adversely impact longer-term revenue from our existing business model and we may not be able to effectively reduce our reliance on third party products; (ii) the adverse effects of local, national, and/or international economic, credit and capital market conditions on the economy in general, including, but not limited to, exchange rate risks, and the gaming and tribal gaming industries in particular; (iii) unfavorable changes in laws, regulatory requirements or unanticipated enforcement action against us, our games or customers, and/or adverse decisions by courts, regulators and/or governmental bodies, in Alabama or otherwise; (iv) a decision by operators in Alabama that the Company’s games, as reintroduced to the Alabama market are not in compliance with the standard set forth by the Alabama Supreme Court; (v) delay or prevention of our entry into new Class III and commercial markets, including but not limited to the Mississippi market, due to the inability of Multimedia Games or its key employees to secure or maintain required licenses or approvals, or other issues; (vi) unfavorable changes in the preferences of our customers or their end users resulting in the removal of our games; (vii) failure to secure favorable outcomes in pending litigation, and consequences to our business, operating results or financial condition (including without limitation possible adverse effects on cost controls, cash flows and compliance with the terms of our credit agreement, as amended); (viii) software or hardware malfunction or fraudulent manipulation thereof; (ix) inability to successfully introduce new and existing games, products, platforms and/or systems into new and existing markets; (x) failure to attract and/or retain key employees or successfully implement a new organizational structure; (xi) failure to expand our installed base in certain markets or the failure to achieve improved performance of our games; (xii) management may not be able to effectively implement new operations, finance, sales and marketing initiatives and/or the outcomes of these initiatives may differ materially from their stated objectives.  Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections of Multimedia Games’ Annual Report on Form 10-K and elsewhere in Multimedia Games’ filings with the Securities and Exchange Commission.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.

Multimedia Games expressly disclaims any implied operating results based on the historical data presented in this release or any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS As of September 30, 2009 and 2008 (In thousands, except share and per-share amounts) (Unaudited)
	September 30,	September 30,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$12,455	$6,289
Accounts receivable, net of allowance for doubtful accounts of $3,676 and $1,209, respectively	13,424	15,990
Inventory	5,742	2,445
Deferred contract costs, net	1,826	998
Prepaid expenses and other	2,806	2,170
Current portion of notes receivable, net	15,780	23,072
Federal and state income tax receivable	6,246	2,198
Deferred income taxes	1,138	6,876
Total current assets	59,417	60,038
Restricted cash and long-term investments	804	868
Leased gaming equipment, net	34,002	36,024
Property and equipment, net	35,048	67,329
Long-term portion of notes receivable, net	40,124	46,690
Intangible assets, net	33,361	37,356
Other assets	9,895	11,733
Deferred income taxes	2,969	16,902
Total assets	$215,620	$276,940
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,073	$1,544
Accounts payable and accrued expenses	26,878	29,248
Federal and state income tax payable	—	33
Deferred revenue	2,341	2,640
Total current liabilities	31,292	33,465
Revolving line of credit	15,000	19,000
Long-term debt, less current portion	58,675	66,444
Other long-term liabilities	789	1,131
Deferred revenue, less current portion	2,409	6,168
Total liabilities	108,165	126,208
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 33,121,337 and 32,511,988 shares issued, and 27,217,920 and 26,608,571 shares outstanding, respectively	331	325
Additional paid-in capital	86,317	83,076
Treasury stock, 5,903,417 common shares at cost	(50,128)	(50,128)
Retained earnings	72,803	117,581
Accumulated other comprehensive loss, net	(1,868)	(122)
Total stockholders’ equity	107,455	150,732
Total liabilities and stockholders’ equity	$215,620	$276,940

CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended September 30, 2009 and 2008 (In thousands, except shares and per-share amounts) (Unaudited)
	2009	2008
REVENUES:
Gaming revenue:
Oklahoma compact	$13,914	$14,921
Class II	3,442	6,535
Charity	2,001	3,047
All other(1)	5,428	5,971
Equipment, system sale and lease revenue	7,310	7,496
Other	482	473
Total revenues	32,577	38,443
OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	4,962	3,472
Selling, general and administrative expenses	27,490	23,332
Amortization and depreciation	14,930	14,156
Total operating costs and expenses	47,382	40,960
Operating loss	(14,805)	(2,517)
OTHER INCOME (EXPENSE):
Interest income	1,072	1,399
Interest expense	(1,214)	(2,036)
Other	-	1,094
Loss before income taxes	(14,947)	(2,060)
Income tax (expense) benefit	(19,353)	617
Net loss(2)	$(34,300)	$(1,443)

Basic and diluted loss per common share(2)	$(1.28)	$(0.06)
Shares used in loss per common share calculation:
Basic and diluted	27,072,765	26,595,044

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, Mexico and Malta markets.
(2)
Net loss and diluted loss per share for the three month period ended September 30, 2009 include certain after-tax charges of $33.1 million ($1.22 per diluted share).  Net loss and diluted loss per share for the three month period ended September 30, 2008 include certain after-tax charges of $4.4 million ($0.16 per diluted share).  The table on page 2 summarizes the certain charges for the three month periods ended September 30, 2009 and 2008.

CONSOLIDATED STATEMENTS OF OPERATIONS For the Twelve Months Ended September 30, 2009 and 2008 (In thousands, except shares and per-share amounts) (Unaudited)
	2009	2008
REVENUES:
Gaming revenue:
Oklahoma compact	$58,088	$55,182
Class II	18,337	28,360
Charity	9,647	14,632
All other(1)	21,162	21,338
Equipment, system sale and lease revenue	17,217	9,959
Other	2,701	1,661
Total revenues	127,152	131,132
OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	11,273	5,012
Selling, general and administrative expenses	83,852	72,168
Amortization and depreciation	61,015	52,717
Total operating costs and expenses	156,140	129,897
Operating income (loss)	(28,988)	1,235
OTHER INCOME (EXPENSE):
Interest income	4,764	5,011
Interest expense	(6,630)	(8,698)
Other	74	3,132
Income (loss) before income taxes	(30,780)	680
Income tax expense	(13,998)	(302)
Net income (loss)(2)	$(44,778)	$378

Basic earnings (loss) per share(2)	$(1.67)	$0.01
Diluted earnings (loss) per share(2)	$(1.67)	$0.01
Shares used in earnings per share calculation:
Basic	26,758,873	26,291,968
Diluted	26,758,873	27,201,430

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, Mexico and Malta markets.
(2)
Net loss and diluted loss per share for the twelve month period ended September 30, 2009 include certain after-tax charges of $41.4 million ($1.55 per diluted share).  Net income and earnings per share for the twelve month period ended September 30, 2008 include certain after-tax charges of $4.0 million ($0.15 per diluted share).  The table on page 2 summarizes the certain charges for the twelve-month periods ended September 30, 2009 and 2008.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2009 and 2008
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net income (loss)	$(44,778)	$378
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization	4,782	4,703
Depreciation	56,233	48,014
Accretion of contract rights	6,250	4,092
Provisions for impairment of long-lived assets	11,249	5,657
Deferred income taxes	19,671	(5,263)
Share-based compensation	1,914	1,469
Provision for doubtful accounts	2,661	421
Interest income from imputed interest	(4,281)	(4,308)
Changes in operating assets and liabilities:
Accounts receivable	(95)	(1,987)
Inventory	5,174	4,178
Deferred contract costs	(828)	(998)
Prepaid expenses and other	(872)	76
Federal and state income tax payable/receivable	(4,081)	(4,904)
Notes receivable	2,372	(8,402)
Accounts payable and accrued expenses	(2,370)	7,227
Other long-term liabilities	(278)	263
Deferred revenue	(4,058)	8,307
NET CASH PROVIDED BY OPERATING ACTIVITIES	48,665	58,923
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and leased gaming equipment	(40,580)	(45,997)
Proceeds from disposal of assets	—	340
Acquisition of intangible assets	(3,011)	(4,845)
Advances under development agreements	(9,600)	(41,660)
Repayments under development agreements	20,271	27,273
Proceeds from development agreement floor space buyback	—	—
NET CASH USED IN INVESTING ACTIVITIES	(32,920)	(64,889)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options, warrants and related tax benefit	1,333	329
Proceeds from shares issued	—	1,170
Proceeds from long-term debt	8,730	4,574
Principal payments of long-term debt and capital leases	(15,970)	(11,633)
Proceeds from revolving lines of credit	17,000	31,418
Payments on revolving lines of credit	(21,000)	(19,418)
Purchase of treasury stock	—	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(9,907)	6,440
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	328	10
Net increase in cash and cash equivalents	6,166	484
Cash and cash equivalents, beginning of year	6,289	5,805
Cash and cash equivalents, end of year	$12,455	$6,289

Reconciliation of U.S. GAAP Net income (loss) to EBITDA and Adjusted EBITDA:

EBITDA is defined as earnings (loss) before net interest expense, taxes, amortization, depreciation, and accretion of contract rights.  Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia Games believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia Games’ past financial performance, and provides useful information to the investor because of its historical use by Multimedia Games as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance.  However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia Games’ operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measure, net loss, follows:

Reconciliation of U.S. GAAP Net loss to EBITDA and Adjusted EBITDA:
	For the Three Months Ended September 30,
	2009	2008
	(in thousands)
Net income (loss)	$(34,300)	$(1,443)
Add back:
Amortization and depreciation	14,930	14,156
Accretion of contract rights(1)	1,750	1,084
Interest expense, net	142	637
Income tax expense (benefit)	19,353	(617)
EBITDA	1,875	13,817
Add back:
Other(2)	11,241	8,472
Adjusted EBITDA(3)	$13,116	$22,289
Calculation of Trailing Twelve Months Adjusted EBITDA through September 30, 2009 as Defined in Credit Agreement (in thousands)
Net loss	$(44,778)
Add back:
Amortization and depreciation	61,015
Accretion of contract rights(1)	6,250
Interest expense, net	1,866
Income tax expense	13,998
EBITDA	38,351
Add back:
Other(2)	31,836
Adjusted EBITDA(3)	$70,187

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.
(2)
“Other” relates to interest income, income tax benefits, if any, legal costs and settlement fees incurred in the trailing twelve month period related to the settled Diamond Game litigation, non-cash stock option expense and non-cash asset impairment charges as provided in the Company’s amended credit facility agreement.

(3)
Adjusted EBITDA represents the calculation of EBITDA, as defined in Multimedia Games’ amended credit agreement, as adjusted, for the purpose of evaluating compliance with the Company’s credit agreement.